Exhibit 99.1

Liberty Star Executes a Financing Agreement for Drilling Red Rock Canyon Gold Project, in Cochise County, Arizona

TUCSON, AZ–(Aug 24, 2021)–Liberty Star Minerals (“Liberty Star” or the “Company”) (OTCQB: LBSR) an Arizona-based mineral exploration company, is the sole holder of Arizona State Land Department Mineral Exploration Permits (MEPs) over its Red Rock Canyon Gold Prospect. The Prospect lies within the Company’s larger Hay Mountain Project in southeast Arizona that may possess commercially important metals associated with porphyry copper-gold-molybdenum geologic structures. The Company is pleased to announce the execution of a $1,000,000 common stock purchase agreement (the “Purchase Agreement”) and a $1,000,000 warrant agreement (the “Warrant Agreement,” together “the Agreements”) with Triton Funds LP (“Triton”) of San Diego, California.

Under the Common Stock Purchase Agreement, the Company has a “put” right pursuant to which it may require Triton to purchase a total of up to $1,000,000 of its common stock. The Company may exercise its put at any time after the Registration Statement to be filed with the U.S. Securities and Exchange Commission is declared effective and prior to December 31, 2022. It may require Triton to purchase not less than $25,000 or more than $250,000 per month of its common stock at a purchase price equal to 75% of the lowest daily volume-weighted average price of the Company’s common stock during the 5 business days immediately prior to the date of closing of each separate purchase installment. Under the Common Stock Purchase Warrant, Triton has the right for a period of 5 years to elect to purchase up to an additional $1,000,000 of shares of the Company’s common stock at a purchase price per share based upon an assumed $20,000,000 market capitalization of the Company’s outstanding shares from time to time. The provisions of the Agreements will be on the SEC website, SEC.gov.

Liberty Star independent director Bernard J. Guarnera, a Qualified Professional/Person, authored the latest Red Rock Canyon technical report finding that, “significantly, each geochemical and drilling program revealed gold was present at grades that would now be considered as economic.” [Technical Report, Red Rock Canyon Gold Property p.1]

With funding, the Company will follow the recommendations of Mr. Guarnera’s technical report calling for a phased program of continued geophysical work, geochemical sampling and limited drilling. The drilling program will be conducted to confirm the results previously reported by other gold exploration companies noted in the technical report. “Should Phase 1 be successful, follow up work would primarily consist of further drilling with the intent to develop a Mineral Resource.” [Technical Report p.40]

Drilling mobilization will begin immediately upon completing prerequisite State of Arizona archeological and vegetation surveys, which Liberty Expects to be complete in October. A diamond core and reverse circulation drill rig will be active as soon as possible. The first round of drilling will begin as early as the next three months.

Board Director Boyd Gordon commented, ”Execution of the Agreements with Triton is our first step toward development of Red Rock Canyon in which we will first seek to confirm the results previously reported by other gold exploration companies, and if we are able to confirm those results, to then take steps toward development of a Mineral Resource. If our work on development of Red Rock Canyon is successful, it would be expected to result in an increase in the value of the Company’s assets and help to put the Company in position to seek the financing necessary to begin additional exploration and development work on potential copper deposits at our Hay Mountain Project.”

Brett Gross, Liberty Star’s CEO added, “We’ve taken the necessary steps to advance the Hay Mountain Project to the exploratory drilling stage. As director Barney Guarnera notes, the science and historical data take us to Red Rock Canyon where there is gold. The presence of visible jasperoid structures and other data point to gold perhaps near the surface, and at depth. We’ve done the research, put in the work, and now we have an advantageous funding vehicle. I look forward to working with Triton, whose representatives are bullish on the mining industry involved in future technological advances. Over the next few months, I look forward to sharing what we believe will be positive reports about expanded drilling programs, and, of course, metals discoveries.”

“Brett I. Gross” Brett I. Gross
CEO/President
Liberty Star Minerals

About Triton Funds LP “Triton Funds is primarily focused on investments that will have a lasting positive impact on the millennial generation with a portfolio of both public and private companies.”

About Liberty Star Liberty Star Uranium & Metals Corp. (LBSR: OTCQB), d/b/a Liberty Star Minerals, is an Arizona-based mineral exploration company engaged in the acquisition, exploration, and development of mineral properties in Arizona and the southwest USA. Currently the company controls properties which are located over what management considers some of North America’s richest mineralized regions for copper, gold, silver, molybdenum (moly), and associated metals. The Company’s premiere property is the Hay Mountain Project (exploration stage) for porphyry copper, gold, moly and other commercially important minerals. Specific targets have been selected to explore for near surface and deep-seated ore bodies, of which there are numerous analogs nearby. Contiguous with the primary Hay Mountain porphyry exploration target, and part of the overall Hay Mountain Project, is an increasingly attractive area of exploration stage gold mineralization denominated Red Rock Canyon. Red Rock Canyon exhibits what we believe are extensive, promising hydrothermal associated gold-bearing structures that are documented in historical public and Company records (see associated press and social media releases for more information). The Hay Mountain Project is in Cochise County (southeast) Arizona, USA.

Visit lbsr.us for more about Liberty Star Minerals & the Hay Mountain Project, including images, maps and technical reports

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Forward Looking Statements Certain information contained in public release may contain “forward-looking statements,” as defined in the U.S. Private Securities Litigation Reform Act of 1995, and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. All statements contained herein that are not historical facts are forward-looking statements that involve risks, uncertainties and other factors which are unforeseeable and beyond the Company’s or management’s control, that could cause actual results, developments and business decisions to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements may include but not be limited to the business strategies for the Company, assumptions of management, pending or future transactions, future estimated mineral resources or grades, investments, asset valuations, anticipated permits and approvals and other information that may be based on forecasts of future exploration, operational or financial results or estimates of matters not yet determinable. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance using words or phrases like the following may be forward-looking statements: : “estimate”, “intend”, “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” “may”, “might”, “could”, “would” or similar words or expressions. Important factors that could differ materially from the expectations of the Company and management include, among other things, risks related to unsuccessful exploration results, metals prices, fluctuations in currency prices, international markets, conclusions of economic evaluations and changes in project parameters as plans continue to be refined as well as changes in the availability of funding for mineral exploration and development and general economic conditions.

Additional information about these factors, risks and uncertainties on which forward-looking statements are based is discussed in the Company’s Annual Report on Form 10-K for the year ended January 31, 2021, as updated from time to time in Company filings with the Securities and Exchange Commission. The Company is not responsible for updating the information contained in this public release beyond the presentation date or published date, or for changes made to this document by wire services or Internet services. Risk factors for the company are set out in the 10-K and other periodic filings made with the SEC on EDGAR (ref. Liberty Star Uranium & Metals, Corp.).

Regulation S-K 1300 Matters On October 31, 2018, the U.S. Securities and Exchange Commission adopted Subpart 1300 of Regulation S-K ("Regulation SK-1300") to modernize the property disclosure requirements for mining registrants, and related guidance, under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. All registrants are required to comply with Regulation SK-1300 for fiscal years ending after January 1, 2021. Accordingly, the Company must comply with Regulation SK-1300 for its fiscal year ending January 31, 2021. Regulation SK-1300 uses the Committee for Mineral Reserves International Reporting Standards ("CRIRSCO") based classification scheme for mineral resources and mineral reserves, that includes definitions for inferred, indicated, and measured mineral resources. Liberty Star is an “Exploration Stage Issuer” as defined in Subpart 1300. It currently has no exploration results, mineral resources or mineral reserves to report, accordingly, no information, opinions or data included in the website or in any public releases includes any information or disclosures regarding exploration results, mineral resources or mineral reserves as defined in Regulation SK-1300. As a result, the Company is not required, at this time, to obtain or provide a Technical Report Summary as defined in Regulation SK-1300. U.S. Investors are cautioned not to rely upon or assume for any purpose that any part of the mineralized real property of the Company in these categories will ever be converted into inferred, indicated, and measured mineral resources or probable or proven mineral reserves within the meaning of Regulation S-K 1300.

UNLESS OTHERWISE EXPRESSLY STATED ON THE FACE OF ANY SUCH INFORMATION, NOTHING CONTAINED IN THIS PUBLIC RELEASE IS, NOR DOES IT PURPORT TO BE, A TECHNICAL REPORT SUMMARY PREPARED BY A QUALIFIED PERSON PURSUANT TO AND IN ACCORDANCE WITH THE REQUIREMENTS OF SUBPART 1300 OF SECURITIES EXCHANGE COMMISSION REGULATION S-K.

Aug 24, 2021 NR 219 Liberty Star Minerals | Liberty Star Uranium & Metals Corp. LBSR: OTCQB http://www.lbsr.us	Contact: Liberty Star Minerals | Liberty Star Uranium & Metals Corp. Tracy Myers, Investor Relations 520-425-1433 – info@lbsr.us